UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2008

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Ravinia Drive, Atlanta, Georgia		30346
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 847-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2008, Eclipsys Corporation ("Eclipsys") and its domestic subsidiaries (with Eclipsys, the "Credit Parties") entered into a credit agreement (the "Credit Agreement") with Wachovia Bank, National Association ("Wachovia"), as lender and administrative agent for the lender(s), pursuant to which Eclipsys received a senior secured revolving credit facility in the aggregate principal amount of $50.0 million. Eclipsys entered into this arrangement to obtain funds to repay the $45.0 million short-term financing agreement entered into February 15, 2008, which was used to provide funds to close the February 2008 acquisition of Enterprise Performance Systems, Inc. This credit facility has a term of one-year. Eclipsys intends to replace this short-term credit facility with a longer-term commercial credit facility, but there is no assurance that such refinancing will be available on reasonable terms.

Eclipsys’ obligation under the Credit Agreement is secured by first priority liens and security interests in substantially all of the assets of Eclipsys and its subsidiaries. The credit facility has an interest rate of LIBOR market index rate plus 0.75%. Upon the occurrence and during the continuance of a bankruptcy event of default or a payment event of default, the interest rate shall increase to the LIBOR market index rate plus 2.75%; for any other event of default, the interest rate shall be the LIBOR market index rate plus 2.00%. Eclipsys borrowed the full $50.0 million available under the facility, with $4.6 million held as cash, net of $45.1 million principal and interest pay down on the short term financing agreement and $0.3 million of transaction costs.

Under the Credit Agreement, Eclipsys must comply with customary operating covenants and certain financial covenants. The Credit Agreement also contains other standard terms and conditions, including representations and warranties and indemnity provisions, and customary negative covenants.

All outstanding principal and accrued interest under the facility could, at the option of the lender(s), become immediately due and the facility could be terminated upon customary events of default, including, among other things: failure to make required payments on the facility; material misrepresentation; failure to comply with certain agreements or covenants; failure to pay certain other indebtedness; certain events of bankruptcy; failure to pay certain judgments; material ERISA default; and a Change of Control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The obligations of Eclipsys under the Credit Agreement and related loan documents constitute direct financial obligations that are material to Eclipsys. As to such direct financial obligations, the information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

May 14, 2008	By:	/s/ Robert M. Saman

Name: Robert M. Saman
Title: Assistant General Counsel and Assistant Corporate Secretary